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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  January 31, 2004




                            OPUS RESOURCE GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Colorado                       333-47294                84-1506325
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission             (IRS Employer
    of incorporation)                  File Number)          Identification No.)



12900 Automobile Blvd., Suite D, Clearwater, Florida                   33762
--------------------------------------------------------------------------------
     (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:       (727) 592-9400
                                                     ---------------------------




                1949 - 5th St. N., St. Petersburg, Florida 33704
                ------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT.

Pursuant to an Agreement and Plan of Reorganization dated January 31, 2004 ("Reorganization Agreement"), the Registrant acquired 100% of the issued and outstanding common stock of BlastGard Technologies, Inc. ("BTI"), a Florida corporation, from BTI's shareholders, in exchange for an aggregate of 91,000,000 shares of the Registrant's common stock.

Also as a result of the Reorganization Agreement, a change in control of the Registrant occurred. A summary of the change in control is set forth in Item 2, below. The full details of the transaction are set forth in the Reorganization Agreement, which is attached as an exhibit to this current report, and is incorporated by reference herein.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

AGREEMENT AND PLAN OF REORGANIZATION. Pursuant to the Reorganization Agreement, BTI became a wholly-owned subsidiary of the Registrant.

BTI was formed on September 26, 2003, and is a development stage company. When completed, BTI's audited financial statements will not reflect any material operations, revenues or liabilities. BTI acquired its only significant asset, a patent application for BlastWrap(TM) (see below), in January 2004.

The following table sets forth the holdings of common stock of the Registrant acquired by the former shareholders of BTI pursuant to the Reorganization Agreement.

Name                                               Shares         Percent of Class (n1)
----                                             ----------       ---------------------

James F. Gordon (n3) ..................          24,752,000                25.9%
John L. Waddell, Jr ...................          24,752,000                25.9%
Michael J. Gordon (n3) ................          12,376,000                13.0%
Robert P. Gordon (n2) .................           5,187,000                 5.4%
NB Holdings ...........................           7,735,000                 8.1%
Commonwealth Partners NY LLC ..........           5,187,000                 5.4%
James Lyons ...........................           5,187,000                 5.4%
James Zimbler .........................           5,187,000                 5.4%
Paul W. Henry (n2) ....................             637,000                 0.7%

(n1) Based upon 95,396,903 shares of common stock of the Registrant outstanding immediately after issuance of these shares as required by the Reorganization Agreement.

(n2) Robert P. Gordon was an officer and director of the Registrant and also a shareholder of BTI. Paul W. Henry was a director of the Registrant and also a shareholder of BTI.

(n3) James F. Gordon, Michael J. Gordon and Robert P. Gordon are brothers.

The Reorganization Agreement was approved by the board of directors of the Registrant, after full disclosure of the relationships and interests noted in the table above, in accordance with the





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applicable provisions of the Colorado Business Corporation Act concerning conflicting interest transactions.

The Reorganization Agreement also provides that the Registrant shall hold a shareholders meeting to (i) change the name of the corporation to BlastGard International, Inc., and (ii) approve a reverse split of the outstanding common stock on a 5:1 basis.

RESIGNATIONS AND APPOINTMENT OF DIRECTORS. Pursuant to the Reorganization Agreement, effective January 31, 2004, Robert P. Gordon, Paul W. Henry, Joseph
R. King and John P. Kelly resigned from their respective positions as officers and directors of the Registrant, and James F. Gordon, John L. Waddell, Jr., and Michael J. Gordon were appointed as the new officers and directors of the Registrant. Summary biographies of the Registrant's new officers and directors follow:

James F. Gordon - Chairman, CEO and Board member. As co-inventor of BlastWrap(TM), Mr. Gordon is responsible for the overall policies, management development and the Company's future expansion and promotion of BlastWrap(TM) products. Mr. Gordon has 25 years of sales and marketing experience as a licensed real estate broker and appraiser. He co-founded and was Vice President of Sea Gull Ltd. Builders, a successful land development and construction company. For sixteen years, Mr. Gordon designed and constructed executive single-family homes. He later focused on the design, construction and sale of Medical Condo office buildings, and is considered by the New Jersey Courts as an expert in zoning and land development issues. Since 1995, he has been the President of Purple's Inc. an award winning, 275 seat 1920's Art Deco restaurant that he and his wife Bonnie, designed and built in 1995. Mr. Gordon received his Bachelor of Science Degree from Monmouth University, West Long Branch, New Jersey. Mr. Gordon is also a U.S. Army veteran.

John L. Waddell, Jr. - President, COO and Board member and co-inventor of BlastWrap(TM). Mr. Waddell has over 35 years experience as a corporate executive in various domestic and international management positions including two large multi-national corporations, United States Steel Corporation and Mannesmann AG of Germany. As President & CEO of Mannesmann Oilfield Tubulars Corporation and subsequently as one of the founders, President & CEO of Peregrine Energy, Inc., Mr. Waddell hired personnel, set policies and procedures, directed sales and orchestrated the design and installation of efficient data management systems. Mr. Waddell brings skills in manufacturing, planning and operational and executive management to BlastGard International, Inc. Mr. Waddell has a Bachelor of Arts in Economics from Duke University, Durham, North Carolina.

Michael J. Gordon - Secretary, Treasurer and Board member. From April 1998 through December 2002, Mr. Gordon was co-owner, Vice President and Board member of BBJ Environmental Technologies, Inc., a publicly held company, which conducts research on the causes of, and develops solutions to, biologically related indoor air quality problems, including research in bio-defense and emerging infectious diseases, such as Anthrax. From August 1987 through December 1997, Mr. Gordon was employed by Phoenix Information Systems Corp., where he was responsible for overseeing administrative operations, the filing of all SEC reports and documents, company news releases and public relations. Before joining Phoenix, Mr. Gordon served as Director of Legacies and Planned Giving for the American Cancer Society. Mr. Gordon received his Bachelor of Science degree from the State University of New York in 1980.

ABOUT BLASTGARD TECHNOLOGIES, INC.

BlastGard Technologies, Inc., ("BTI") is a development stage company that was created to develop, design, manufacture, and market proprietary blast mitigation materials. BTI's patent-pending BlastWrap(TM) technology is designed to effectively mitigate blasts and suppress fires resulting from explosions. This unique product can be used to create new finished products or designed to retrofit existing products. While the need for this technology has always been present, the security and safety concerns resulting from the September 11, 2001 terrorist act and the subsequent development of Homeland Security makes the timing of BTI's emergence even more important.

BlastWrap(TM) is based upon physical principles and has been demonstrated to suppress propane/air fireballs and explosions, reducing blast pressure more than 50 percent. BlastWrap(TM) products are made from two flexible films arranged one over the other and joined by a plurality of seams filled with attenuating filler material (volcanic glass bead or other suitable two-phase materials), configurable (designed for each application) with an extinguishing coating that offers a revolutionary blast protection system against blast and fire/burn threats. BlastWrap(TM) is a concept for assemblies (not a chemical compound) from which blast protection products are built to save lives and reduce damage to valuable assets from explosions. BlastWrap(TM) not only substantially reduces blast impulse and pressure (including reflected pressure and impulse), but quenches fireballs and suppresses post-blast fires. Lethal fragments may be captured by adding anti-ballistic armor layers on the product surface away from a blast. BlastWrap(TM) can be used to make containers, linings, barriers, walls, or barricades. BlastWrap(TM) kits enable one to ship pallets to a remote site for rapid erection and installation, without a requirement for special equipment, skills, materials (such as water, sand, and aggregates), or even power. BlastWrap(TM) dissipates substantial portions of blast energy through irreversible mechanical processes, and it rapidly quenches flame fronts and fireballs. These results are accomplished passively without dispersal of agents (foam or powder), without sensors and without power. Since plumbing and wires are not involved with BlastWrap(TM), no penetrations of watertight and/or fire divisions are required. BlastWrap(TM) is effective in a wide range of blast and fireball events. The filler removes substantial amounts of energy from impinging shock waves, almost regardless of intensity, and dramatically suppresses shock reflections in confined spaces. It also serves to quench, or rapidly cool, impinging fireballs and hot explosion gases. Thus, BlastWrap(TM) mitigates blasts regardless of the chemical composition of the exploding material. The nature of the burning material (flammable dust or mist, solid explosive, solid propellant, etc.) affects only the design details of the BlastWrap(TM) product used to mitigate an explosive event, not the ability of BlastWrap(TM) to perform.

BTI's corporate vision is to be recognized as the leading worldwide provider of environmentally responsible solutions to protect lives and structures and to mitigate the risk/hazards posed from fire/explosions, accidental or planned, through products, research, information, and services by integrating scientific, engineering technologies in a customer driven organization.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. The required financial statements will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.



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         (b) Pro Forma Financial Information. The required pro forma financial information will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

Exhibit No.       Description

2.4 Agreement and Plan of Reorganization dated January 31, 2004, by and among the Registrant, BlastGard Technologies, Inc., ("BTI") and the shareholders of BTI. (Filed herewith.)


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           OPUS RESOURCE GROUP, INC.



                                           By:  /s/ James F. Gordon
                                              --------------------------------
                                                 James F. Gordon, CEO

Date: February 9, 2004



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                                  EXHIBIT INDEX



EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

2.4 Agreement and Plan of Reorganization dated January 31, 2004, by and among the Registrant, BlastGard Technologies, Inc., ("BTI") and the shareholders of BTI. (Filed herewith.)